UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2008

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)

(856) 346-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2008, the board of directors of American Water Works Company, Inc. (the "Company") approved amendments to the Company's Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries (the "Employee Plan"). The Employee Plan, as amended, is effective as of January 1, 2009.

The Employee Plan was amended principally to (i) permit plan participants to invest deferred amounts in notional Company common stock, and (ii) comply with the final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, relating to deferred compensation plans.

The description of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, filed as Exhibit 99.1 to this report.

Item 8.01.    Other Events

As described in Item 5.02 of this report, the board of directors of the Company approved amendments to the Employee Plan on November 14, 2008. On that date, the Company's board of directors also approved similar revisions to the Nonqualified Savings and Deferred Compensation Plan for Non-Employee Directors (the "Director Plan"). The Director Plan, as amended, is effective as of January 1, 2009.

The description of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan, filed as Exhibit 99.2 to this report.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits

99.1    Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, as amended and restated, effective as of January 1, 2009 - incorporated by reference to Exhibit 10.37 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file no. 333-155245), filed with the Securities and Exchange Commission on November 18, 2008.

99.2    Nonqualified Savings and Deferred Compensation Plan for Non-Employee Directors of American Water Works Company, Inc., as amended and restated, effective as of January 1, 2009 - incorporated by reference to Exhibit 10.38 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file no. 333-155245), filed with the Securities and Exchange Commission on November 18, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc.

Date: November 19, 2008	By:	/s/ George W. Patrick
George W. Patrick
Senior Vice President, General Counsel and Secretary